UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ING PRIME RATE TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ING PRIME RATE TRUST

7337 East Doubletree Ranch Road Scottsdale, Arizona 85258-2034

Dear Shareholder:

The Annual Meeting of Shareholders of ING Prime Rate Trust (the “Trust”) originally scheduled for August 7, 2008 at 10:00 a.m. Local time at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258-2034, has been adjourned to Tuesday, September 16, 2008 (no changes to the location and time of the meeting) in order to give shareholders additional time to vote on Proposal 3, which seeks to modify the Trust’s fundamental investment restriction regarding borrowing. Our records indicate that we have not yet received your voting instructions.  A shareholder may think his or her vote is not important, but it is vital.  Your vote will enable the Trust to hold the meeting and avoid the cost of additional solicitation, so please vote immediately.  You and all other shareholders will benefit from your cooperation.

For your convenience, we have provided easy methods below to register your vote:

1. By Internet.	Visit www.proxyvote.com and enter the control number located on your proxy card.

2. By Touch-tone Phone.	Dial the toll-free number found on your proxy card and follow the simple instructions.

3. By Mail.	Simply return your executed proxy in the enclosed postage paid envelope.

For the reasons set forth in the Proxy Statement dated June 13, 2008, the Board of Trustees believes that this proposal is in the best interest of shareholders and recommends a vote FOR Proposal 3.

As discussed on page 36 of the Proxy Statement under the section “What are my voting rights and the quorum requirements?,” the Trust expects that, before the Annual Meeting, broker-dealer firms holding shares of the Trust in “street name” for their customers will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms’ proxy solicitation materials, the Trust understands that the broker-dealers that are members of the New York Stock Exchange may vote on the items to be considered at the Annual Meeting on behalf of their customers and beneficial owners under the rules of the New York Stock Exchange.

Please note that, in voting such shares where permitted under the rules of the New York Stock Exchange, your broker-dealer may vote your shares proportionately. In doing so, the broker-dealer will vote the shares attributable to those shareholders for, against, or abstain, in the same proportion as the shares for which voting instructions were actually received from shareholders. The effect of proportional voting is that if a large number of shareholders fail to give voting instructions, a smaller number of shareholders may determine the outcome of the vote.

Thank you for your prompt attention.